Exhibit 99.2

Rightscorp Closes Over 100,000 Cases of Copyright Infringement to Date

Company Increases Total Cases Closed By Over 33% Within 3 Months; Comes on the Heels of Recently Reporting 377% Increase in Year-Over-Year Quarterly Revenue Growth

Santa Monica, Calif. - September 2, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), announced today that it has closed over 100,000 cases of copyright infringement to date, up from 75,000 in May 2014, representing over a 33% increase over previously released figures. The Company currently receives settlement payments from subscribers of more than 140 ISPs and has approval to collect on over 1.5 million copyrights.

“This is a solid milestone for the Company and strongly supports our claim that Rightscorp offers the most effective solution available for peer-to-peer copyright infringement. The increase of cases closed is directly related to adding new copyrights to our system, increasing the number of participating ISPs, and growing consumer awareness of our service. We have worked hard over the past year to streamline our process and develop new relationships,” said Christopher Sabec, CEO of Rightscorp. “This announcement comes on the heels of recently reporting 377% increase in year-over-year quarterly revenue growth. Closing over 25,000 new cases in less than 3 months is a testament to our ability to deliver an effective solution to this problem and assure that the owners of the content we represent are treated fairly.”

The Company represents more than 1.5 million copyrights and has partnered with major motion picture studios, numerous platinum recording artists, Academy Award-winning films, top TV shows, and many others. Rightscorp has already received settlements from subscribers of more than 140 ISPs and closed over 100,000 cases of copyright infringement to date.

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, books and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784